Exhibit 10.25

ModusLink Global Solutions, Inc.

Restricted Stock Unit Agreement

Granted Under 2004 Stock Incentive Plan

AGREEMENT made as of the [    ] day of [                    ], 200[  ] (the “Grant Date”) between ModusLink Global Solutions, Inc., a Delaware corporation (the “Company”), and [                    ] (the “Participant”).

For past services rendered and other valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.	Grant of RSUs.

The Company hereby grants to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2004 Stock Incentive Plan (the “Plan”), [                    ] restricted stock units (“Restricted Stock Units” or “RSUs”). Each Restricted Stock Unit represents the right to receive one share of common stock, $0.01 par value, of the Company (“Common Stock”) upon vesting of such Restricted Stock Unit. The Participant agrees that the RSUs shall be subject to vesting as set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement. Unless and until the RSUs will have vested in the manner set forth in Section 2 hereof, Participant will have no right to payment of any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.	Vesting.

(a) Subject to Section 2(b) hereof, [33-1/3% of the RSUs will vest and become nonforfeitable on each anniversary of the Grant Date], subject to Participant’s continued employment or services through the applicable vesting dates, as a condition to the vesting of the applicable installment of the RSUs and the rights and benefits under this Agreement.

(b) Notwithstanding any contrary provision of this Agreement, upon Participant’s termination of employment with the Company for any or no reason, all then unvested RSUs subject to this Agreement will thereupon be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.

(c) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

3.	Payment upon Vesting.

As soon as administratively practicable following the vesting of any Restricted Stock Units pursuant to Section 2(a) hereof, but in no event later than sixty (60) days after such vesting date, the Company shall deliver to Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Restricted Stock Units subject to this award that vest on the applicable vesting date, unless such Restricted Stock Units terminate prior to the given vesting date pursuant to Section 2(b) hereof

4.	Restrictions on Transfer.

(a) No RSU or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section 4(a) shall not prevent transfers by will or by the applicable laws of descent and distribution.

(b) Notwithstanding the foregoing, with the prior approval of the Board, the Participant may transfer such RSUs (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such RSUs shall remain subject to this Agreement (including without limitation the forfeiture provisions of Section 2 and the restrictions on transfer set forth in this Section 4 and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.

5.	Provisions of the Plan.

(a) This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

(b) In the event of any changes in capitalization of the Company effecting the number or type of outstanding shares of Common Stock as a result of a stock dividend, stock split or otherwise, the Board shall make such equitable adjustments to the number of RSUs awarded to the Participant, the shares subject to such RSUs as the Board deems appropriate in its discretion. Pursuant to the terms of the Plan, upon the occurrence of a Reorganization Event (as defined in the Plan), the Board may provide that the RSUs be assumed and all rights of the Company hereunder inure to the benefit of the Company’s successor.

6.	Withholding Taxes.

(a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. The Participant shall satisfy such tax withholding obligations by either (i) making a cash payment to the Company on the date of vesting of the RSUs, in the amount of the Company’s withholding obligation in connection with the vesting of such RSUs, (ii) for U.S. taxpayers at the option of the Participant, satisfy such tax withholding obligations by transferring to the Company, on each date on which RSUs vest under this Agreement, such number of vested RSUs (or shares of Common Stock) as have a fair market value (calculated using for each such RSU (or share of Common Stock) the last reported sale price of the common stock of the Company on the NASDAQ Global Market (or such other market or exchange on which the Company’s Common Stock is then listed, if it is not then listed on the NASDAQ Global Market) on the vesting date) equal to the amount of the Company’s tax withholding obligation in connection with the vesting of such RSUs or (iii) such other method as is approved by the Company. To effect such delivery of the vested RSUs or shares of Common Stock, the Participant hereby authorizes the Company to take any actions necessary or appropriate to transfer ownership of such RSUs or to cancel any certificate(s) representing such Common Stock to the Company; and if the Company or its transfer agent requires an executed stock power or similar confirmatory instrument in connection with such transfer or cancellation, the Participant shall promptly execute and deliver the same to the Company.

(b) The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

7.	Miscellaneous.

(a) Rights and Stockholder; Dividends. No Participant shall, by virtue of any RSU, be entitled to vote in any Company election, receive any dividend in respect of a RSU or exercise any other rights of a stockholder of the Company. RSUs shall not confer upon any Participant any rights of a stockholder of the Company unless and until any such RSUs have vested and shares of Common Stock have been distributed in respect of such RSUs.

(b) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the RSUs pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or being granted shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

(f) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7(e).

(g) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(h) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(i) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(j) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(k) Section 409A. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Board determines that the RSUs (or any portion thereof) may be subject to Section 409A, the Board shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Board determines are necessary or appropriate either for the RSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ModusLink Global Solutions, Inc.

By:
Name:
Title:

[Name of Participant]

Address: